UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2009

CHINA GENGSHENG MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51527	91-0541437
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China 451271
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 371-6405-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of China Gengsheng Minerals, Inc. (the “Company”) has appointed Lawrence Goldman, Ming He and Jingzhong Yu as directors of the Company. Mr. Goldman became a director on November 16, 2009 and Messrs. He and Yu became directors on November 18, 2009.

Mr. Goldman served as the Chief Financial Officer of WinWin Gaming, a gaming business in Las Vegas, from September 2004 to May 2006. From May 2006 to October 2007, Mr. Goldman served as the Chief Financial Officer of Lightbridge Corp. f/k/a Thorium Power, Ltd., which is in the business of nuclear fuel design and nuclear-related services. Since then, Mr. Goldman has served as a financial consultant to various businesses. Mr. Goldman currently serves as a director of the following U.S. public companies: Wonder Auto Technology, Inc., China Integrated Energy, Inc., China Advanced Construction Materials Group, Inc. and Winner Medical Group Inc. Mr. Goldman entered into an independent director’s agreement with the Company, dated November 16, 2009, in which the Company agrees to pay $25,000 and 10,000 shares of the Company’s common stock in annual compensation for services provided by Mr. Goldman as a director. Mr. Goldman is a member of the Audit Committee and the Compensation Committee of the Board.

Mr. He served as the Senior Manager of SORL Auto Parts, Inc., which is in the business of manufacturing parts for automobiles, from October 2004 to January 2007. From January 2007 to the present, Mr. He serves as the Chief Financial Officer of Usunco Automotive Ltd./Equicap Inc., which manufactures machinery parts. Mr. He serves as the chair of the Audit Committee and is a member of the Compensation Committee of the Board. Mr. He will receive $25,000 in annual compensation for his services, including his position as chair of the Audit Committee, and he also will receive a certain number of shares in the Company’s common stock, the exact number of which has not yet been determined.

Mr. Yu currently is an accounting professor at Zhongnan University of Economics and Law and has served in such position since 1985. Mr. Yu also served as an investment advisor from December 2003 to December 2007 to China Wanke Co., Ltd., which is a residential property developer, 999 Group, which is a pharmaceutical manufacturing company, Sanyi Group., Ltd., which is in the equipment and machinery manufacturing business, and China National Salt Industry Corporation, which is in the business of producing salt and salt chemicals. From December 2003 to June 2008, Mr. Yu served as an investment advisor to China Tobacco Group, which manufactures tobacco products. Mr. Yu serves as the chair of the Compensation Committee and is a member of the Audit Committee of the Board.

There are no related party transactions between any of these directors and the Company reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Gengsheng Minerals, Inc.

Date: November 19, 2009

By:	/s/ Shunqing Zhang
Name: Shunqing Zhang
Title: Chief Executive Officer